Exhibit 10(e)(9)

NINTH AMENDMENT
TO THE
ICF KAISER INTERNATIONAL, INC.
SECTION 401(k) PLAN

WHEREAS, the ICF Kaiser International, Inc. Section 401(k) Plan (hereinafter referred to as the “Plan”), was established effective March 1, 1989;

WHEREAS, the Plan was most recently restated effective January 1, 1996, by ICF Kaiser International, Inc. (currently known as Kaiser Group International, Inc. and hereinafter referred to as the “Company”);

WHEREAS, the restated Plan was amended subsequently on eight occasions;

WHEREAS, the Company also maintains the ICF Kaiser International, Inc. Retirement Plan (“Retirement Plan”), which is a profit-sharing plan qualified under section 401(a) of the Internal Revenue Code;

WHEREAS, the Company has retained the authority to amend and merge the Plan pursuant to Sections 10.2 and 10.3 of the Plan; and

WHEREAS, the Company desires to (i) merge the Retirement Plan into the Plan, effective June 30, 2003, (ii) amend the Plan to provide the profit-sharing contribution previously provided under the Retirement Plan, (iii) simplify the forms of benefit payment available under the Plan, (iv) facilitate the distribution of small account balances, (v) increase the percentage of compensation that participants may elect to defer into the Plan, and (vi) make miscellaneous changes required by the Internal Revenue Code or applicable regulations;

NOW, THEREFORE, effective as of the dates stated below, the Plan is hereby amended as follows:

1.               Effective June 30, 2003, the second sentence of Section 1.1 is amended to read as follows:

“The balance to the credit of a Participant under this Plan originates from Salary Deferrals, Employer matching contributions, rollover contributions, Employer profit-sharing contributions, and his or her Retirement Plan Account (if any), and income (or losses) attributable thereto.”

2.               Effective January 1, 2003, Section 1.7 is amended to replace the reference to “ICF Kaiser International, Inc.” with a reference to “Kaiser Group International, Inc.”

3.               Effective January 1, 2001, Section 1.9 is amended to add the clause, “, as well as qualified transportation fringe benefits excluded from gross income by reason of Code section 132(f)(4),” after the clause, “and this Plan,” in the fourth sentence.

4.               Effective June 30, 2003, Section 1.29 (as numbered in the restated Plan document) is amended to read as follows:

“‘Participant’ shall mean any Employee or former Employee with an Account in the Plan, including any Employee or former Employee who had an account in the ICF Kaiser International, Inc. Retirement Plan that was transferred to this Plan.”

5.               Effective June 30, 2003, Section 3.1 is amended to read as follows:

“(a)                            Vesting of Salary Deferrals and Employer Matching Contributions

Except as provided in Section 5.3 or 3.1(b),  a Participant’s Account shall be fully Vested at all times.

(b)                                 Vesting of Employer Profit-Sharing Contributions.

(i)                                     Vesting schedule.  Employer profit-sharing contributions, and earnings thereon, of any Employee eligible to participate in the ICF Kaiser International, Inc. Retirement Plan on June 30, 2003, prior to its merger into this Plan, shall be fully Vested at all times.

Employer profit-sharing contributions, and earnings thereon, of any other Employee shall vest in accordance with the following schedule, except to the extent the schedule in Section 5.3(b) applies:

Period of Service	Percentage

less than 3 years	0%
3 years	20%
4 years	40%
5 years	60%
6 years	80%
7 years	100%

This vesting schedule shall apply to the vesting of the non-Vested portion of any Retirement Plan Account, as described in Section B.3.

Notwithstanding the schedule described above, a Participant shall be fully Vested in Employer profit-sharing contributions, and earnings thereon, on his date of death, Normal Retirement Date, or the date he becomes disabled, provided he is an Employee on such date.  A Participant is disabled if he incurs a disability that qualifies him for disability under Title II of Title XVI of the federal Social Security Act.  A Participant shall be deemed disabled on the date he is entitled to such disability benefits, as determined by the Social Security Administration.

(ii)                                  Reemployment.  If an Employee terminates employment and is subsequently rehired by the Employer, his Period of Service and Account will be restored in accordance with the following provisions:

(1)                                  Reemployment prior to One-Year Break In Service.  If a former Employee has a Reemployment Commencement Date prior to the occurrence of a One-Year Break in Service, his pre-Break Period of Service shall be restored immediately upon reemployment.

(2)                                  Reemployment after One-Year Break in Service.  If a former Employee has a Reemployment Commencement Date after incurring a One-Year Break in Service, his pre-Break Period of Service shall be restored immediately upon his reemployment unless his consecutive One-Year Breaks in Service equals or exceeds five, in which case, his pre-Break Period of Service shall not be restored.

(3)                                  Restoration of forfeited Account balance. If a former Employee has a Reemployment Commencement Date before incurring five consecutive One-Year Breaks in Service and all or a portion of his non-Vested Account was forfeited because of a distribution of all or a portion of the Vested portion of such Account, the amount previously forfeited shall not be restored unless he repays the full amount previously distributed from such Account prior to the last day of the Plan Year in which the fifth anniversary of his date of reemployment occurs.  If repayment is made in accordance with the preceding sentence, the amount previously forfeited will be restored without adjustment for any gains or losses of the Trust.

(iii)                               Amendment of vesting schedule.  If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s vesting percentage, each Participant who is credited with at least a three year Period of Service (without regard to any periods of service disregarded pursuant to Code section 411(a)(4)) may elect, within sixty days after the latest of the amendment adoption date, the amendment effective date, or the date the Participant is given written notice of the amendment by the Plan Administrator, to have his vesting percentage determined under the pre-amendment vesting program.  No amendment to the Plan may have the effect of decreasing a Participant’s vesting percentage determined without regard to such amendment as of the later of the date the amendment is adopted or the date such amendment becomes effective.  In the event that a Participant who is eligible to make an election under this Section fails to make such an election, the Participant shall be deemed to have made such an election to have his vesting percentage determined under the pre-amendment vesting program if his Vested interest under the pre-amendment vesting program would be greater than under the post-amendment vesting program immediately after the effective date of such amendment.

(iv)                              Definitions.  For purposes of this Section 3.1(b), the following definitions shall apply:

(1)                                  “Employment Commencement Date” shall mean the first day on which an Employee is credited with an Hour of Service.

(2)                                  “Hour of Service” shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer in accordance with ERISA Reg. § 2530-200(b)-2(b) and (c).

(3)                                  “One-Year Break in Service” shall mean a Period of Severance of at least 12-consecutive months.  In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Break in Service.  For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

(4)                                  “Period of Service” shall be calculated using the elapsed time method of counting service in accordance with the following rules:

(a)                                  Except as provided in the following subsections of this definition, the Employee’s Period of Service shall include all of the Employee’s periods of service with the Employer and any Member of a Controlled Group.  A Period of Service begins on the Employee’s Employment or Reemployment Commencement Date, and ends on the Employee’s next Severance from Service Date.

(b)                                 The Employee’s Period of Service shall include the following periods:

(1)                                  authorized leaves of absences, provided the Employee returns to service at or prior to the expiration of the leave, or, if not specified therein, within the period of time which accords with the Employer’s policy with respect to permitted absences;

(2)                                  effective December 12, 1994, in accordance with Code section 414(u), authorized leaves of absence during which the Employee is serving in the armed forces of the United States, provided the Employee (A) is entitled under applicable federal law to reemployment by the Employer upon his discharge from active duty and (B) he returns to employment with the Employer within the period required under the law pertaining to veterans’ reemployment rights.

(c)                                  The Employee’s Period of Service shall include a Period of Severance if the Employee has a Reemployment Commencement Date within 12 months of the earlier of:

(1)                                  the date on which the Employee quits, retires, or is discharged, or

(2)                                  the date on which the Employee was first absent from service, if the Employee severs from service during the absence by quitting, retiring, or being discharged.

(d)                                 All days included in the Employee’s Period of Service shall be aggregated.

(5)                                  “Period of Severance” shall mean certain periods of absence of an Employee.  A Period of Severance shall be calculated using the elapsed time method of counting service in accordance with the following rules:

(a)                                  A Period of Severance begins on an Employee’s Severance from Service Date and ends on the Employee’s next Reemployment Commencement Date.

(b)                                 Effective December 12, 1994, any Period of Severance of an Employee who is absent from employment due to qualified military service shall be determined taking into account Code section 414(u).

(6)                                  “Reemployment Commencement Date” means the first date following a Severance from Service Date on which an Employee is credited with an Hour of Service.

(7)                                  “Severance from Service Date” means the earlier of the date on which an Employee quits, retires, is discharged, or dies, or the first anniversary of the first date of a period in which an Employee remains absent from service for any reason.  A transfer of service among Members of a Controlled Group shall not result in a Severance from Service Date.”

6.               Effective June 30, 2003, Section 4.1 is amended to replace the reference to “15%” with a reference to “50%.”

7.               Effective January 1, 2001, Section 4.4(b)(iii) is amended to add a phrase at the end to read as follows:

“, including elective amounts that are not includible in the gross income of the Participant by reason of Code section 132(f)(4).”

8.               Effective June 30, 2003, upon the merger of the ICF Kaiser International, Inc. Retirement Plan into the Plan, Section 4.10 is amended to read as follows:

“If a Participant terminates employment with the Employer and all Members of a Controlled Group and receives a distribution of his Vested Account, any non-Vested Account shall be forfeited immediately at the time of the distribution.  If a Participant is 0% Vested in his Employer contributions at the time of distribution, he shall be deemed to have received a distribution of his Vested Employer contributions.  If a Participant does not receive a distribution of his Vested Account upon termination of employment, the non-Vested Account shall be forfeited as of the date on which he incurs five consecutive One-Year Breaks in Service.

Forfeitures arising from Employer matching contributions shall be allocated to all Participant Accounts in proportion to the amount of their Salary Deferrals for the Plan Year in which the forfeiture occurs.  Forfeitures arising from Employer profit-sharing contributions, as well as any forfeitures arising under the ICF Kaiser International, Inc. Retirement Plan merged into this Plan as of June 30, 2003, shall be applied first, if the Company elects, to the payment of administrative expenses of the Plan and then to the reduction of Company contributions, and shall not be applied to increase benefits to any Participant.”

9.               Effective June 30, 2003, a new Section 4.11 is added to read as follows:

“4.11                               Employer Profit-Sharing Contributions

(a)                                  Amount of Employer Profit-Sharing Contribution.  For each Plan Year, the Employer will contribute to the Trust for each Participant who has satisfied the criteria described in the following paragraph an amount that equals 4% of his Compensation for the Plan Year, plus 4% (but not a percentage greater than the OASDI Tax Rate) multiplied by the amount of such Participant’s Compensation that exceeds the taxable wage base for purposes of making Social Security contributions in effect at the beginning of the Plan Year.  For purposes of this Section, “taxable wage base for purposes of making Social Security contributions” does not refer to the wage base used for purposes of Medicare taxes.

A Participant shall receive a contribution pursuant to this Section 4.11 only if he (1) is employed by the Employer on the last day of the Plan Year and has completed 1,000 Hours of Service during the Plan Year, or (2) terminates employment during the Plan Year on or after his Early Retirement Date or Normal Retirement Date or on account of a Total and Permanent Disability, or  (3) dies during the Plan Year. A Participant who is on disability leave or on Authorized Leave of Absence for any approved reason on the last day of the Plan Year shall be treated as employed for purposes of determining the Participant’s eligibility for the Employer profit-sharing contribution.

(b)                                 Form of Employer Contribution.  The Employer’s profit-sharing contribution may be made in cash, Company Stock, or other property reasonably acceptable to the Trustee.  The form in which the Company’s contribution is to be made shall be determined by the Board in its sole discretion, and there shall be no presumption in favor of a contribution in the form of cash.

(c)                                  Accounting.  The profit-sharing contribution for each Participant shall be credited to his Account.  When a contribution is made in a form other than cash, until such contribution is reduced to cash, a Participant’s Account shall contain an allocable share of such contribution, provided that an allocation of Company Stock shall be in whole shares, with the value of any fractional shares to be allocated in cash.

(d)                                 Timing of Contribution.  The Employer profit-sharing contribution shall be paid to the Trust not later than the due date for filing the Employer’s federal income tax return for that year, including extensions of such date.

(e)                                  Definitions.  For purposes of this Section 4.11, the following definitions shall apply:

(i)                                     “Compensation” shall mean Compensation as defined in Section 1.9, but shall include bonuses (including completion bonuses).

(ii)                                  “OASDI Tax Rate” shall mean the rate of tax applicable at the beginning of the Plan Year under section 3111(a) of the Code which relates to the system of old-age, survivor and disability insurance established under Title II of the Social Security Act and the Federal Insurance Contributions Act.

(iii)                               “Total and Permanent Disability” means a disability that qualifies a Participant for disability benefits under Title II of Title XVI of the Federal Social Security Act.  A Participant shall be deemed to incur a Total and Permanent Disability on the date that he is entitled to such disability benefits, as determined by the Social Security Administration.”

10.         Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the optional form of benefit described in Section 8.3(d), Section 8.3(b) is amended to delete, “and (d),” in the first sentence.

11.         Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the optional form of benefit described in Sections 8.3(d), (e), and (f), Sections 8.3(d), (e), and (f) are deleted and subsequent subsections renumbered accordingly.

12.         Effective June 1, 2003, section 8.3(f)(7) is amended to replace “$3,500” with “$5,000” and to delete the clause, “and has not exceeded $3,500 at the time of any prior distribution,” from the first sentence.

13.         Effective as of the later of July 30, 2003, or the 90th day after individuals have been furnished a summary that reflects the elimination from the Plan of the optional form of benefit described in Sections 8.3(d), (e), and (f), Section 8.5(e) is deleted.

14.         Effective June 30, 2003, Section 8.6 is amended to add, “Employer profit-sharing contributions, his Retirement Plan Account,” after “and the balance in his Account attributable to Employer matching contributions, Rollovers,” in the first sentence.

15.         Effective June 1, 2003, Section 8.7 is amended to read as follows:

“Notwithstanding any other provision to the contrary, if the Vested Account of a Participant does not exceed $5,000, the Participant’s Vested Account shall be paid without the written consent of the Participant following his severance from employment.  If the Vested Account balance is zero, the Participant will be deemed to have received an immediate distribution of such Vested Account balance and the non-Vested Account balance will be forfeited.”

16.         Effective January 1, 2003, a new Section 8.9 is added to read as follows:

“8.9                                     Minimum Distribution Requirements

(a)                                  General Rules

(i)                                     Effective date.  The provisions of this Section 8.9 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)                                  Precedence.  The requirements of this Section 8.9 will take precedence over any inconsistent provisions of the Plan.

(iii)                               Requirements of Treasury regulations incorporated.  All distributions required under this Section 8.9 will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

(iv)                              TEFRA election 242(b)(2) elections.  Notwithstanding the other provisions of this Section 8.9, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Pan that relate to section 242(b)(2) of TEFRA.

(b)                                 Time and Manner of Distribution

(i)             Required beginning date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)          Death of Participant before distributions begin.  Except as provided in Section 8.9(d), if the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)                      If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)                      If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)                      If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)                      If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section (b)(ii), other than section (b)(ii)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section (b)(ii) and Section (d), unless Section (b)(ii)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section (b)(ii)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section (b)(ii)(1).  If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section (b)(ii)(1)), the date distributions are considered to begin is the date distributions actually commence.

(iii)       Forms of distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections (c) and (d) below.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(c)                                  Required Minimum Distributions During Participant’s Lifetime

(i)                                     Amount of required minimum distribution for each distribution calendar year.  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)                      the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)                      if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)                                  Lifetime required minimum distributions continue through year of Participant’s death.  Required minimum distributions will be determined under this Section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)                                 Required Minimum Distributions After Participant’s Death

(i)                                     Death on or after date distributions begin

(1)                      Participant survived by designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)                  The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)                    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)                    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)                      No designated beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  Death before date distributions begin

(1)                      Participant survived by designated beneficiary.  If the Participant dies before the date distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in Section (b)(ii), but the Participant’s entire interest must be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(2)                      No designated beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(e)                                  Definitions

(i)                                     Designated beneficiary.  The individual who is designated as the beneficiary under Section 8.2(c) of the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)                                  Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section (b)(ii).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)                               Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv)                              Participant’s Account balance.  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)                                 Required beginning date.  For Plan Years beginning after 1996, Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires; however, in the case of a Participant who is a 5 percent owner (within the meaning of section 416(i) of the Code), required beginning date means the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.”

17.         Effective June 30, 2003, a new Section 8.10 is added to read as follows:

“8.10                               Distribution of After-Tax Contributions

A Participant may receive a distribution of any after-tax contributions or voluntary contributions credited to his Account prior to his severance from employment, in accordance with procedures established by the Committee.”

18.         Effective as of June 30, 2003, Section 10.3 is amended to add a new paragraph to read as follows:

“The ICF Kaiser International, Inc. Retirement Plan is merged into this Plan, effective June 30, 2003.  The merger shall satisfy the requirements of Code section 414(l). The assets of the ICF Kaiser International, Inc. Retirement Plan shall be transferred to the Trustee and merged with this Plan as soon as administratively feasible on or after such date.  Special provisions applicable to the merged assets are set forth in Exhibit B to the Plan.”

19.         Effective June 1, 2003, Section 11.3(c) is amended to replace the reference to “$3,500.00” with a reference to “$5,000.00.”

20.         Effective January 1, 2002, unless otherwise stated, a new Article XII is added to read as follows:

“ARTICLE XII – EGTRRA PROVISIONS

PREAMBLE

A.                                   Adoption and Effective Date of Article XII.  This Article XII of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”).  This Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise provided, this Section shall be effective as of the first day of the first Plan Year beginning after December 31, 2001, and shall end December 31, 2010, unless otherwise extended by law or otherwise.

B.                                     Supersession of Inconsistent Provisions.  This Article XII shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Section.

12.1                           Limitations On Contributions

(a)                                  Effective Date. This subsection shall be effective for limitation years beginning after December 31, 2001.

(b)                                 Maximum Annual Addition. Notwithstanding Section 4.4, except to the extent permitted under section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of:

(i)                                     $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

(ii)                                  100 percent of the Participant’s compensation (as defined in Section 4.4(b)(iii)) for the limitation year.

The compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

12.2                           Increase in Compensation Limit

Notwithstanding anything in the definition of Compensation in Article I to the contrary, for Plan Years beginning on or after January 1, 2002, the annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with section 401(a)(17)(B) of the Code.  Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

12.3                           Modification Of Top-Heavy Rules

(a)                                  Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.  This subsection amends Article V and Sections 1.23 and 1.37 of the Plan.

(b)                                 Determination of Top-Heavy Status

(i)                                     Key employee.  Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(c)                                  Determination of Present Values and Amounts. This Section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

(i)                                     Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)                                  Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer or an affiliate during the 1-year period ending on the determination date shall not be taken into account.

(d)                                 Minimum Benefits

(i)                                     Matching contributions.  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement should be met in another plan, such other plan.  Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

(ii)                                  Contributions under other plans.  The Plan shall satisfy the minimum benefit requirement to the extent not met by any other plan qualified under Code section 401(a) maintained by the Employer.

12.4                           Direct Rollovers of Plan Distributions

(a)                                  Effective Date.  Notwithstanding Section 8.3(c), this Section shall apply to distributions made after December 31, 2001.

(b)                                 Modification of Definition of Eligible Retirement Plan.  For purposes of the direct rollover provisions in Section 8.3(c) of the Plan, an eligible retirement plan shall include an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.  The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

(c)                                  Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions.  For purposes of the direct rollover provisions in Section 8.3(c) of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(d)                                 Modification of Definition of Eligible Rollover Distribution to Include After-tax Employee Contributions.  For purposes of the direct rollover provisions in Section 8.3(c) of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

12.5                           Rollovers Disregarded In Involuntary Cash-Outs

Effective for distributions made after June 1, 2003, and without regard to the date the participant terminated employment, for purposes of Sections 8.3(f)(7) and 8.7, the value of a Participant’s Vested Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.  If the value of the Participant’s Vested Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participants entire Vested Account balance.

12.6                           Repeal of Multiple Use Test

The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 4.8 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

12.7                           Elective Deferrals – Contribution Limitation

No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Company or a Member of a Controlled Group during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section12.10 and section 414(v) of the Code, if applicable.

12.8                           Catch-Up Contributions

Effective January 1, 2002, all Participants who are eligible to make Salary Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code.  Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.  Catch-up contributions are eligible for Employer matching contributions, to the extent permitted by various limitations described in the Plan.

12.9                           Suspension Period Following Hardship Withdrawal

Notwithstanding Section 8.6, a Participant who receives a withdrawal of Salary Deferrals after June 30, 2003, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this Plan for 6 months after receipt of the withdrawal.

12.10                     Distribution Upon Severance From Employment

Effective June 30, 2003, notwithstanding Sections 8.3(a) or 8.8, effective for distributions made after December 31, 2001, regardless of when the severance from employment occurred, a Participant’s Vested Account balance shall be distributable on account of the Participant’s severance from employment.  However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.”

21.         Effective June 30, 2003, a new Exhibit B is added to read as follows:

“Exhibit B – Provisions Applicable to
Merged Retirement Plan Accounts

B.1                               Transfer of Plan Assets

Effective June 30, 2003, the assets and liabilities of the ICF Kaiser International, Inc. Retirement Plan (“Retirement Plan”) are merged into this Plan and its Trust.  All Participant Retirement Plan accounts that are merged into this Plan shall be held in a Retirement Plan account in this Plan (“Retirement Plan Account”), which shall be a sub-account within the Participant’s Account, and shall be adjusted for earnings and losses as provided for in Articles VI and VII.  Retirement Plan Accounts may be comprised of subaccounts as necessary for the administration of the merged assets.  Any forfeitures merged into this Plan shall be held in a Retirement Plan Forfeiture Account to be applied in accordance with Section 4.10 toward the payment of Plan expenses and Company contributions.

B.2                               Eligibility

Effective June 30, 2003, any Employee or former Employee with an Account in the Retirement Plan that is merged into this Plan shall be a Participant in this Plan with respect to his Account so merged.  Such an Employee or former Employee shall be eligible to have contributions made on his behalf in this Plan only to the extent he otherwise meets any applicable eligibility requirements described in Article II.

B.3                               Vesting

A Retirement Plan Account of any Participant who has been an Employee eligible to participate in the Retirement Plan on or after June 1, 2000 shall be fully Vested.  The Retirement Plan Account of any other Participant shall vest in accordance with the vesting schedule described in Section 3.1(b).

B.4                               Special Distribution Provisions

The distribution provisions described in Article VIII shall apply to the distribution of Retirement Plan Accounts.  In addition, the following special distribution provisions shall apply:

(a) In-service Distributions.  A Participant may not receive an in-service distribution from his Retirement Plan Account except as a distribution on account of hardship, pursuant to Section 8.6.  This Section B.4(a) does not preclude a Participant from receiving a Plan loan in accordance with Section 8.5.

(b)  Expedited Distribution.  A Participant who becomes an officer or employee of the United States Government or any independent agency of the United States, in a position that could involve regulatory oversight or administrative discretion over Company activities (a “Qualifying Position”) may request an expedited payment of profit-sharing contributions and expedited distribution of his Retirement Plan Account upon termination of employment and assumption of a Qualifying Position.  Such a request should include information sufficient to enable the Company to determine that the Participant has assumed a Qualifying Position.  If the Company so determines, in the exercise of its reasonable discretion, Employer profit-sharing contributions shall be paid to the Trust as soon as practicable after the Participant has terminated employment, and the Participant’s Account shall be distributed as soon as administratively feasible after the Participant’s request for distribution has been received.

(c)  Payment of Minimum Required Distributions.  The election of any non-retired Participant (other than a 5% owner) who attained age 70½ prior to January 1, 1999, and who filed an election to either terminate or defer minimum required distributions until after his retirement under the Retirement Plan shall be given effect under this Plan.  If such a Participant did not file such an election, distributions shall be made to him pursuant to the provisions of Code section 401(a)(9) as in effect prior to January 1, 1997.

(d)  Optional Forms of Benefit Payments.  Until the later of July 30, 2003, or the 90th day after individuals in the Retirement Plan have been furnished a summary that reflects the elimination of the forms of benefit described in Sections 8.4(b)(ii) and (iii) of the Retirement Plan, the Retirement Plan Account may be distributed in the following forms of distribution, in addition to the forms otherwise available under Article VIII:

(i)                                     Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments, which period shall not extend beyond the Participants’ life expectancy (or the life expectancy of the Participant and his designated Beneficiary); or

(ii)                                  Purchase of an annuity.  However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).”

Executed this 19th day of June, 2003.

KAISER GROUP INTERNATIONAL, INC.
(formerly known as ICF Kaiser International, Inc.)

By:	/s/ John T. Grigsby, Jr.
Title: Chief Executive Officer